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                                                                EXHIBIT 23.1

Consent of Independent Certified Public Accountants


Source Interlink Companies, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-16039) of Source Interlink Companies, Inc. (the Company) of our reports dated May 10, 2002, relating to the consolidated financial statements and schedule of the Company appearing in the Company's Annual Report on Form 10-K as of and for the year ended January 31, 2002.



/s/ BDO Seidman, LLP
Chicago, Illinois
May 15, 2002